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                                                                     Exhibit 5.1



                               November 12, 1996



Board of Directors
McLeod, Inc.
221 Third Avenue SE, Suite 500
Cedar Rapids, IA 52401

Gentlemen:

                 We are acting as special counsel to McLeod, Inc., a Delaware corporation (the "Company"), in connection with its registration statement on Form S-1, as amended (File No. 333-13885) (the "Registration Statement") filed with the Securities and Exchange Commission relating to the proposed public offering of up to 7,130,000 shares of the Company's Class A Common Stock, par value $0.01 per share, 6,616,000 of which shares (the "Company Shares") are to be sold by the Company (including 930,000 shares subject to an over-allotment option granted to the Underwriters) and 514,000 of which shares (the "Selling Stockholder Shares") are to be sold by the Selling Stockholders identified in the Registration Statement . This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

                 For purposes of this opinion letter, we have examined copies of the following documents:

                 1.       An executed copy of the Registration Statement.

                 2. The Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on November 7, 1996 and as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

                 3. The Amended and Restated By-laws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.
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Board of Directors
McLeod, Inc.
November 12, 1996
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                 4.       The proposed form of the Underwriting Agreement among
                          the Company, Salomon Brothers Inc, Bear, Stearns &
                          Co. Inc. and Morgan Stanley & Co. Incorporated, as representatives of the Underwriters thereunder, and certain stockholders of the Company, filed as Exhibit
                          1.1 to the Registration Statement (the "Underwriting Agreement").

                 5. Resolutions of the Board of Directors of the Company adopted on September 26, 1996, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the issuance and sale of the Company Shares and arrangements in connection therewith.

                 6. Unanimous Consent to Action by the Shareholder and Director of McLeod Telecommunications, Inc., the Company's predecessor ("McLeod Telecommunications"), dated September 21, 1992, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the grant by McLeod Telecommunications to certain of the Selling Stockholders of stock options to purchase certain of the Selling Stockholder Shares and arrangements in connection therewith.

                 7. Unanimous Consent to Action by the Director of McLeod Telecommunications dated January 1, 1993, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the issuance and sale by McLeod Telecommunications to certain of the Selling Stockholders of certain of the Selling Stockholder Shares and arrangements in connection therewith.

                 8. Resolutions of the Board of Directors of McLeod Telecommunications adopted on April 1, 1993, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the issuance and sale by McLeod Telecommunications to one of the Selling Stockholders of certain of the Selling Stockholder Shares and arrangements in connection therewith.
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Board of Directors
McLeod, Inc.
November 12, 1996
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                 9.       Resolutions of the Board of Directors of McLeod
                          Telecommunications adopted on July 19, 1993, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the grant by McLeod Telecommunications to one of the Selling Stockholders of stock options to purchase certain of the Selling Stockholder Shares and arrangements in connection therewith.

                 10. Resolutions of the Board of Directors of the Company adopted on January 27, 1994, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the grant by the Company to one of the Selling Stockholders of stock options to purchase certain of the Selling Stockholder Shares and arrangements in connection therewith.

                 11. Unanimous Consent of Shareholders and Directors of the Company dated February 22, 1994, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the issuance and sale by the Company to certain of the Selling Stockholders of certain of the Selling Stockholder Shares and arrangements in connection therewith.

                 12. Resolutions of the Board of Directors of the Company adopted on July 12, 1996, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the issuance and sale by the Company to certain of the Selling Stockholders of certain of the Selling Stockholder Shares and arrangements in connection therewith.

                 In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.





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Board of Directors
McLeod, Inc.
November 12, 1996
Page 4




                 This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

                 Based upon, subject to and limited by the foregoing, we are of the opinion that (a) following (i) final action of the Board of Directors of the Company (or a duly appointed pricing committee thereof) approving the price of the Company Shares, (ii) execution and delivery by the Company of the Underwriting Agreement, (iii) effectiveness of the Registration Statement, (iv) issuance of the Company Shares pursuant to the terms of the Underwriting Agreement and (v) receipt by the Company of the consideration for the Company Shares to be sold by the Company specified in the resolutions of the Board of Directors (or a duly appointed pricing committee thereof) referred to above, the Company Shares will be validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware; and (b) assuming that at the time the Selling Stockholder Shares were issued the Company received the consideration therefor specified in the consents and the resolutions referred to in paragraphs 7, 8, 11 and 12 above and that at the time the stock options to purchase certain of the Selling Stockholder Shares are exercised the Company receives the consideration therefor specified in the consents and the resolutions referred to in paragraphs 6, 9 and 10 above, the Selling Stockholder Shares are or will be validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware.

                 We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.





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Board of Directors
McLeod, Inc.
November 12, 1996
Page 5




                 We hereby consent to the filing of this opinion letter as
Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.




                                       Very truly yours,



                                       /s/ HOGAN & HARTSON L.L.P.

                                       HOGAN & HARTSON L.L.P.